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SHAREHOLDERS AGREEMENT

DATE:      7th December, 1998

PARTIES:



(1) ALCATEL SPACECOM SOCIETE PAR ACTIONS SIMPLIFIEE, a company incorporated in France whose principal place of business is at 12, rue de la Baume, 75008 Paris, France ("ALCATEL");

(2) LORAL SPACE & COMMUNICATIONS LTD., a company incorporated in Bermuda whose registered office is at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda ("LORAL");

(3) DR. JURGEN SCHULTE-HILLEN of Haus Altgluck, 53773 Hennef, Germany, for himself and as agent for the Schulte-Hillen Parties ("JSH"); and

(4) EUROPE*STAR LIMITED, a company incorporated in England under registered number 3562015 whose registered office is at 35 Basinghall Street, London EC2V 5DB (the "COMPANY").





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                                     PART 1

            INTERPRETATION AND CONDITIONS PRECEDENT TO THIS AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     Terms defined in Schedule 1, Part I of the Definitions Agreement dated on or about the same date as this agreement shall have the same meaning and construction when used in this agreement.

1.2  INTERPRETATION

     The rules of construction and interpretation set out in Schedule 1, Part II of the Definitions Agreement shall apply to this agreement, unless otherwise specified.

1.3  SCHEDULES

     The schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the schedules.

2.   CONDITIONS PRECEDENT

     This agreement shall come into force immediately upon execution and delivery of all the Definitive Agreements by all the parties thereto.



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                                     PART 2

                     JOINT VENTURE OPERATIONS AND MANAGEMENT

3.   OPERATIONS

3.1  SCOPE OF BUSINESS

     The parties agree that (unless and until a resolution is passed in accordance with clause 6.1) the business of the Company shall be:

      (i) to build, launch and operate the Initial Satellite and one or more other geostationary communications satellites to be located at one or more of the Orbital Positions and otherwise to develop, market, finance, build and operate the Europe*Star System; and

     (ii) to engage in the business of providing satellite services in connection therewith,

     in accordance with the provisions of this agreement and the other Definitive Agreements.

3.2  OPERATIONS CENTRE

     The operations centre of the Company will be located in Toulouse (i) pursuant to the E*S System Contract and (ii) otherwise on terms approved by the Directors.

3.3  SALES AND MARKETING

     Sales and marketing of Europe*Star capacity will be conducted in accordance with the principles set forth in the Loral Global Alliance Policy Statement. The Chief Executive Officer of the Company, and any other executive officer of the Company as may be required, shall attend monthly operations review meetings with executives from Loral and Loral Skynet, in order to discuss plans and operating performance.

4.   MANAGEMENT PLANNING AND BUDGETS

4.1  PURPOSE OF BUSINESS PLANS AND ANNUAL BUDGETS

     Subject to clause 6.1, the affairs of the Company shall be managed initially in accordance with the Initial Business Plan, and thereafter in accordance with the Business Plan and Annual Budget current from time to time.

4.2  BUSINESS PLANS

(a) PREPARATION: Each Business Plan shall be prepared in respect of the period from and including, in the case of the Initial Business Plan, the Final Closing Date or, in the case of any subsequent Business Plan, the date on which such plan is first adopted in accordance with the provisions of clause 4.2(b), to the date falling 15 years after the Operations Date for the Initial Satellite. Each Business Plan shall be substantially in the form of, and shall contain financial data of a nature substantially the same as that contained in, the Initial Business Plan. All Business Plans shall also incorporate appropriate explanations of the management's proposed strategy, business forecasts and details of the assumptions used.


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(b)  ADOPTION AND APPROVAL: The A Shareholders shall adopt the Initial Business
     Plan on or prior to the Final Closing Date. By not later than 60 days prior to the end of each Annual Period, a revised draft of the Business Plan shall be submitted by the Directors to the A Shareholders for approval in accordance with this clause prior to the beginning of the next Annual Period. If a Business Plan has not been so adopted or approved prior to the relevant date or period then, until such time as a new Business Plan is so adopted or approved in accordance with the provisions of this clause, the previous approved Business Plan shall continue to apply, subject to clause 6.2(d).

4.3  ANNUAL BUDGETS

(a) PREPARATION: The first Annual Budget shall cover the first Annual Period and shall be adopted by the A Shareholders on or prior to the Final Closing Date. By not later than 60 days prior to the end of each subsequent Annual Period, a draft annual budget covering the next Annual Period shall be submitted by the Directors to the A Shareholders for approval in accordance with this clause. Each draft Annual Budget shall include, inter alia, a breakdown in reasonable detail of:

      (i) monthly revenues, operating expenses, operating results and net interest expenses;

     (ii) quarterly capital expenditures and cash flow;

    (iii) balance sheet as at the end of such Annual Period and profit and loss account for such Annual Period;

     (iv) expected funding requirements on a quarterly basis and the proposed methods of meeting those requirements, including without limitation any proposal to raise any loan or otherwise incur any indebtedness in respect of borrowed money;

     (v)  cash flow return on investment.

     All Annual Budgets shall incorporate, in addition to the above financial data, appropriate explanations of the management's proposed strategy, business forecasts and details of the assumptions used.

(b) ADOPTION AND APPROVAL: If an Annual Budget for a particular period has not been adopted prior to the beginning of that period then, until such time as a new Annual Budget is adopted and approved in accordance with the provisions of this clause 4, the previous approved Annual Budget shall continue to apply (subject to clause 6.2(d)).

5.   MANAGEMENT STRUCTURE

5.1  BOARD OF DIRECTORS

(a)  NUMBER: The maximum number of Directors shall be six.

(b) APPOINTMENT AND REMOVAL: No person shall be appointed or removed from office as a Director except in accordance with the provisions of the Articles of Association and this agreement.

(c) OBSERVERS: The Schulte-Hillen Parties shall be entitled, for so long as JSH (or any of the other Schulte-Hillen Parties) continues to hold any B Shares, to designate one person to attend at all meetings of the board of Directors as a non-voting observer.


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5.2  CHAIRMAN

     The Chairman of the board of Directors shall be one of the Directors designated by Alcatel (so long as it is a Relevant A Shareholder) and shall preside at any general meeting at which he is present.

5.3  CHIEF EXECUTIVE OFFICER

(a) NOMINATION BY ALCATEL: Alcatel shall, so long as it is a Relevant A Shareholder, be entitled (subject to the prior written approval of Loral, so long as it is a Relevant A Shareholder, under clause 5.3(b) below and subject to clause 5.3(e)), by notice in writing to the Company and Loral to nominate a Director to act as the Chief Executive Officer of the Company.

(b) APPROVAL BY LORAL: If Loral has not notified Alcatel in writing that it disapproves of the Director nominated by Alcatel within 10 days of being notified of such nomination, the appointment of the relevant Director shall be treated as having been approved for the purposes of this clause 5.3.

(c) REMOVAL AND REPLACEMENT: Alcatel (so long as it is a Relevant A Shareholder) shall be entitled, and at the request of Loral (so long as it is a Relevant A Shareholder) shall be obliged, by notice in writing to the Company and the other Relevant A Shareholders, to remove the Chief Executive Officer appointed under this clause, any successor to be appointed in accordance with paragraph (a) above.

(d) POWERS: The Chief Executive Officer shall be responsible for the day to day operations of the Company and the implementation of the Business Plan, and all executives of the Company (including the Head of Marketing and the Chief Financial Officer) shall be responsible to him. Immediately upon the appointment of the Chief Executive Officer the parties shall procure the passing of a resolution of the board of Directors pursuant to which the Chief Executive Officer shall be authorised and empowered to manage the day to day operations of the Company and to implement the Business Plan (other than Extraordinary Decisions).

(e) NOMINATION BY LORAL: Loral shall be entitled, in place of Alcatel (subject to corresponding rights in favour of Alcatel equivalent to those of Loral regarding approval (clause 5.3(b)), removal and replacement (clause 5.3(c)), to nominate the Chief Executive Officer under clause 5.3(a), in the circumstances specified in paragraph 13 of Schedule 4.

(f) FIRST SENIOR VICE PRESIDENT: During any period in which Loral is entitled to nominate the Chief Executive Officer pursuant to clause 5.3(e), Alcatel shall be entitled (subject to corresponding rights in favour of Loral regarding approval (clause 5.3(b)) and removal and replacement (clause 5.3(c) that apply to the nomination of the Chief Executive Officer) by notice in writing to the Company and to Loral to nominate a person to act as the First Senior Vice President of the Company.

5.4  HEAD OF MARKETING AND SALES

(a) NOMINATION BY LORAL: Loral shall, so long as it is a Relevant A Shareholder, be entitled (subject to the prior written approval of Alcatel, so long as it is a Relevant A Shareholder, under (b) below) by notice in writing to the Company to nominate from time to time the Head of Marketing and Sales of the Company.

(b) APPROVAL BY ALCATEL: If Alcatel has not notified Loral in writing that it disapproves of the appointment of the Head of Marketing and Sales (whose title shall be Executive Vice President and Vice President of Marketing and Sales) nominated by Loral within 5 business days of being notified of such nomination, the appointment of the relevant person shall be treated as having been approved for the purpose of this clause.


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(c)  REMOVAL AND REPLACEMENT: Loral (so long as it is a Relevant A Shareholder)
     shall be entitled, and at the request of Alcatel (so long as it is a Relevant A Shareholder) shall be obliged, by notice in writing to the Company and the other Relevant A Shareholders, to remove from office any head of marketing appointed under this clause, any successor to be appointed in accordance with paragraph (a) above. The Head of Marketing and Sales may only be removed from office pursuant to this clause 5.4.

(d) SALES AND MARKETING ORGANISATION: The Head of Marketing shall report to the Chief Executive Officer and shall be responsible for the marketing of the Company in accordance with the Business Plan and the Loral Global Alliance Policy Statement. A director of sales (who need not be a Director) shall be recommended by the Head of Marketing and Sales and appointed by the Directors and shall report and be responsible to the Head of Marketing and Sales. The sales organisation of the Company shall report and be responsible to the director of sales and, ultimately, to the Head of Marketing and Sales.

5.5  CHIEF FINANCIAL OFFICER

(a) NOMINATION: The Chief Executive Officer for the time being shall, subject to the prior written approval of both Alcatel and Loral (in each case, so long as it is a Relevant A Shareholder), be entitled by notice in writing to the Company, Alcatel and Loral to nominate from time to time the Chief Financial Officer of the Company.

(b) APPROVAL: If either Alcatel or Loral has not notified the Chief Executive Officer that it disapproves of the appointment of the Chief Financial Officer of the Company so nominated within 5 business days of being notified of such nomination, it shall be deemed to have given its consent to such nomination for the purposes of this clause 5.5.

(c) REMOVAL AND REPLACEMENT: Alcatel or Loral shall be entitled (in each case, so long as it is a Relevant A Shareholder) by notice in writing to the Company and the other Relevant A Shareholders, to remove from office any Chief Financial Officer of the Company appointed under this clause, any successor to be appointed in accordance with paragraph (a) above.

5.6  INDEMNITY

     Any Relevant A Shareholder who, pursuant to this clause 5, removes (other than pursuant to a request of the other Relevant A Shareholder) a Director or an officer of the Company appointed in accordance with this clause 5 from office shall indemnify each other Shareholder and the Company against any claim, whether for compensation for loss of office, wrongful dismissal or otherwise, which arises out of the removal of that Director or officer of the Company from office.

5.7  EXECUTIVE COMMITTEE

(a) FUNCTION: An Executive Committee shall be formed, the only functions of which shall be to:

      (i) meet with the Chief Executive Officer of the Company and such other executive officer of the Company as may be required, for the purpose of discussing and exchanging information regarding the operations of the Company;

     (ii) advise and make recommendations to the Chief Executive Officer as it deems appropriate; and

    (iii) discuss and attempt to resolve disagreements or disputes between the parties in a timely manner pursuant to clause 28.1.


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(b)  STATUS: The Executive Committee shall have the advisory powers and functions specified in paragraph (a) above. It shall not be a committee of the board of Directors for the purposes of the Articles of Association or be vested with any powers of such a committee, except to the extent the Directors may unanimously decide. For the avoidance of doubt, the Executive Committee shall not be entitled to exercise any of the responsibilities, powers and functions assigned to the Chief Executive Officer.

(c) NOMINATIONS: Immediately upon the appointment of the Chief Executive Officer of the Company, Loral shall appoint the President of Skynet and Alcatel shall appoint the President of Alcatel Spacecom to participate in meetings of the Executive Committee. Each Executive Committee member shall participate in meetings in person or, in the case of absence, may from time to time nominate another senior executive to represent him. Loral and Alcatel shall each be entitled from time to time to remove such committee member and replace, as a member of the Executive Committee, the person who is for the time being (in the case of Loral) the President of Skynet and (in the case of Alcatel) the President of Alcatel Spacecom.

(d) MEETINGS: The Executive Committee shall convene at the Company's offices or any other mutually agreed location and members of the Executive Committee may participate in its meetings by telephone or video conference which allows all persons participating in the meeting to hear each other, it being understood that meetings in person are preferred. The Executive Committee shall convene as frequently as required, but no less than once a month, and its meetings may also be attended by Loral and Alcatel executives.

6.   MANAGEMENT POWERS

6.1  EXTRAORDINARY DECISIONS

(a) APPROVAL: As a matter overriding any other provision of this agreement or the Articles of Association, the Company shall not (unless the relevant decision is one to which Schedule 4 applies) take, or do or agree to do anything which would require it to take, any Extraordinary Decision unless and until each of Alcatel and Loral (in each case, so long as (i) it is a Relevant A Shareholder and (ii) it has not transferred, other than to transferees which continue to be members of its Group, A Shares representing 30% or more of its holding of A Shares (appropriately adjusted to reflect any sub-division, consolidation or other re-organisation of the capital of the Company) immediately following completion of the Subscription Agreement) has given its prior approval:

      (i) in writing; or

     (ii) by a vote in favour of a separate and specific members' resolution on that matter; or

    (iii) by a vote in favour of a separate and specific directors' resolution on that matter by a Director appointed by that Shareholder.

(b) NO DEEMED APPROVAL: The approval of any Business Plan or Annual Budget shall not imply or be deemed to be an approval of any matter within that Business Plan or Annual Budget which would itself constitute an Extraordinary Decision requiring approval in accordance with this clause.

6.2  PROCEDURES TO RESOLVE DEADLOCK

(a) CONSULTATION PROCESS: If Alcatel or Loral does not approve any Extraordinary Decision which has been submitted to it for approval in accordance with the provisions of clause 6.1, they shall, in good faith and for the period of three months following the date on which such approval is withheld, enter into discussions and take such other steps as may be considered desirable to resolve such deadlock (including, but without limitation, procuring, where initial discussions have been unsuccessful,


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     discussions between the senior management of each Alcatel's and Loral's
     Group). If, at the end of such three month period, Alcatel and Loral have not reached an agreement on such Extraordinary Decision in accordance with the provisions of clause 6.1 then the following provisions of this clause shall apply.

(b) PART 1 MATTERS: If any disapproval of an Extraordinary Decision specified in Part 1 of Schedule 1 is not resolved pursuant to (a) above, each of Alcatel and Loral shall have the right to serve a notice on the other Shareholders (a "DEADLOCK NOTICE"), with a copy to the Company, specifying that a deadlock has occurred, and the provisions of clause 11.3 shall apply.

(c) PART 2 MATTERS: If any disapproval of an Extraordinary Decision specified in Part 2 of Schedule 1 is not resolved pursuant to (a) above, such Extraordinary Decision may, so long as Alcatel remains a Relevant A Shareholder, be approved by Alcatel only. Such approval may be given be Alcatel in accordance with the provisions of clause 6.1(a) and once given, such matter shall be regarded in all respects as having been approved by the Company. If Alcatel approves such matter, then Loral (and members of its Group then holding A Shares) may, if Loral continues to disapprove such matter, serve a notice on Alcatel requiring it (or a third party nominated by Alcatel) to purchase all of the A Shares held by Loral (and members of its Group); and Alcatel shall be obliged to purchase or procure the purchase of such Shares in accordance with the provisions of clause 11.2.

(d) PART 3 MATTERS: If any disapproval of an Extraordinary Decision specified in Part 3 of Schedule 1 is not resolved pursuant to (a) above, then the last approved Business Plan or, as the case may be, the last approved Annual Budget shall continue to apply (pending agreement on a new Business Plan or Annual Budget) subject to the following adjustments:

      (i) all costs, revenues payments or other amounts in the relevant Business Plan or, as the case may be, Annual Budget shall be increased by 5% flat;

     (ii) all such costs, revenues payments or other amounts shall be further increased (beyond that specified in (i) above) to the extent necessary to reflect any payment or other escalation or indexing provisions applicable to any authorised contractual commitments of the Company and its Subsidiaries, and any other present or future obligations or liabilities or commitments of the Company and its Subsidiaries which have been duly approved by the board of Directors or the Chief Executive Officer in accordance with the powers set forth in clause 5.3(d).

7.   MANAGEMENT FEES

(a) MANAGEMENT SERVICES AGREEMENTS: In consideration of management and other administrative services to be provided by Alcatel and Loral, the Company shall pay or procure the payment of management fees to Alcatel and Loral in accordance with the Management Services Agreements.

(b) The Company agrees that if there is any modification to the definition or the basis for determining the amount of "Gross Revenue" for the purpose of calculating management fees under any of the Management Services Agreements, then it will procure that the same modification is offered to SLOD regarding the provisions of the License of the Slot Usage Agreement insofar as those provisions affect the determination of Gross Revenue or the extent to which SLOD is obliged to accept royalty payments in currencies which are determined by the Company to be non-convertible or non-transferable.


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                                     PART 3

                      JOINT VENTURE FINANCING ARRANGEMENTS

8.   CAPITAL REQUIREMENTS OF THE JOINT VENTURE

8.1  INITIAL CAPITAL

(a) INITIAL SHARE CAPITAL: The initial share capital of the Company will, following the Final Closing, be the aggregate amount of the consideration payable for the subscriptions for the A Shares and the B Shares made by or on behalf of the Shareholders pursuant to clause 2 of the Subscription Agreement (being $16,260,000 in the case of Alcatel, $15,622,353 in the case of Loral and (pound)5 in the case of JSH). The proceeds of such subscriptions shall be used in accordance with the Schedule of Sources and Uses of Proceeds.

(b) SHAREHOLDER LOANS: In addition to the initial share capital referred to in clause 8.1(a), the Company and the A Shareholders acknowledge that as at the date of this agreement each A Shareholder has contributed additional capital to fund payments under the E*S System Contract and other operating expenses of the Company, amounting to: (i) in the case of ALCATEL, $29,768,700 ($8,000,000 pursuant to the Authorisations to Proceed dated 20th February, 1998, $20,050,000 pursuant to the Authorisations to Proceed dated 22nd October, 1998 and $1,718,700 towards operating expenses); and
     (ii) in the case of Loral, $28,601,300 ($12,768,347 pursuant to the Authorisations to Proceed dated 22nd October, 1998, $1,651,300 towards operating expenses and $14,181,653 in cash on the Final Closing Date).

8.2  COMMITTED CAPITAL SPECIFIED IN THE BUSINESS PLAN

(a) FUNDING SCHEDULE: In addition to initial capital referred to in clause 8.1, the parties agree that the capital requirements of the Company shall be funded, by way of additional shareholder loan capital or other debt or financial support, in the amounts and on the dates shown in the Funding Schedule. Such initial capital and such agreed additional loan capital, which together amounts to $125,000,000, are hereafter called the "COMMITTED CAPITAL".

(b) FORM OF COMMITTED CAPITAL: In the absence of agreement to the contrary between Alcatel and Loral, all instalments of Committed Capital, other than the initial share capital referred to in clause 8.1, shall be advanced and treated as shareholder loans to the Company on terms to be agreed by Alcatel and Loral in accordance with clause 6.1.

(c) CONSEQUENCES OF FAILURE TO CONTRIBUTE COMMITTED CAPITAL: If and to the extent that an A Shareholder fails to make its Committed Capital contribution when due, then the other non-defaulting A Shareholder (i) may (but only for so long as such failure remains unremedied) in its sole discretion make or procure that its Affiliates make its own Committed Capital contribution in the form of a loan to the Company which shall bear interest at a rate equal to LIBOR plus 2% and (ii) if it so elects, having first provided all its Committed Capital contribution as and when due or in the form of a loan pursuant to (i) above, may in its discretion provide, or cause its Affiliates to provide, all or part of the amount of the Committed Capital contribution of the defaulting A Shareholder in the form of a loan to the Company which shall bear interest at a rate equal to LIBOR plus 4%, and which shall be repaid by the Company out of the proceeds of the Committed Capital contribution of the defaulting A Shareholder immediately upon receipt of such proceeds. If the defaulting A Shareholder has not made its Committed Capital contribution within 60 days of the non-defaulting A Shareholder making such loan, the non-defaulting A Shareholder (or its Affiliates) making such loan shall be entitled to convert such loan into additional A Shares at a conversion price per share equal to the lesser of the fair market value or book value of one A Share or, in the

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     case where its Affiliates have provided the loan, effect a transaction the economic effects of which are consistent with the conversion described above.

(d) A SHAREHOLDERS' RIGHTS OF FIRST REFUSAL: The parties shall procure that any Shares or other securities which may be issued by the Company pursuant to (and any right to participate in any other form of debt or other financial support contemplated under) clause 8.2(a) or otherwise under the Business Plan shall be offered to the A Shareholders on equal terms pro rata, as nearly as practicable, to the nominal value of their holdings of A Shares at the time of such offer.

8.3  ADDITIONAL CAPITAL

(a) PROCEDURE FOR RAISING ADDITIONAL CAPITAL: If the board of Directors shall determine that any capital in addition to the Committed Capital is at any time required from the Shareholders by the Company, whether as a result of capital requirements which were not contemplated by the Business Plan, or the Company being unable to raise all or part of any third party financing contemplated in the Business Plan from external sources on reasonable terms, or otherwise ("ADDITIONAL CAPITAL"), the Company shall (not less than 30 days prior to the proposed date for approval of the raising of such Additional Capital, if required under clause 6.1) issue to each of the A Shareholders a written notice (with a copy to the B Shareholders) setting out in reasonable detail:

      (i) the amount of Additional Capital considered by the Directors to be necessary;

     (ii) the proposed manner in which such Additional Capital is to be raised;

    (iii) the purpose of such Additional Capital; and

     (iv) an explanation for the variation (if any) between the amount of Additional Capital required and the amount of Committed Capital shown by the most recent Business Plan.

     Such proposals are referred in this clause 8.3 as an "ADDITIONAL CAPITAL PROPOSAL".

(b) NOTICE OF ISSUE: Subject to any approval of the Additional Capital Proposal, if required, pursuant to clause 6.1, the Company shall not less than 30 days prior to the proposed date for issue of the securities under such Additional Capital, serve a notice on each of the A Shareholders (with a copy to the B Shareholders):

      (i) confirming that the Additional Capital Proposal has, if required, been approved pursuant to clause 6.1 in the form specified in the Additional Capital Proposal;

     (ii) specifying the number, price and terms of payment of the Shares, securities to be issued, or other financial support to be raised, and inviting each of the "A" Shareholders to state in writing within a period of 14 days whether it is willing to take on any, and if so what maximum number or value of, such Shares or securities or other financial support; and

    (iii) specifying the time and place where completion of the subscription for the shares or securities, or of the provision of other financial support, shall take place.

(c) RIGHTS OF FIRST REFUSAL: At the expiration of the time stipulated by an offer pursuant to paragraph (b) of this clause 8.3, the Directors shall, subject to compliance with the terms of that offer, allot and issue the Shares or other securities offered to or amongst those A Shareholders who have notified to the Company their willingness to take any of the Shares or other securities offered. In the case of competition, such allotment shall be made in proportion (as nearly as may be and without involving fractions) to the number of A Shares held by them respectively at the date of the offer but so that no person shall be required to take more than the maximum number of Shares or other securities which it has stated it is willing to take. In addition, the A Shareholders shall have the pre-emptive right, but not any obligation, to participate in any other form of debt or other


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     financial support contemplated in any Additional Capital Proposal and, in the case of competition, in proportion to the number of A Shares then held by them.

(d)  FAILURE TO AGREE ADDITIONAL CAPITAL PROPOSAL PRIOR TO SECOND CLOSING DATE:
     If Additional Capital is required at any time before the Second Closing Date, but the Directors are not able to agree upon the form and content of an Additional Capital Proposal in accordance with clause 8.3(a), then Alcatel and Loral shall negotiate in good faith with a view to agreeing upon a method of providing such Additional Capital on an agreed basis. If Alcatel and Loral have not reached such an agreement by the date on which the unutilised amount of the US$125 million of Committed Capital becomes insufficient to enable the Company to continue to perform the E*S System Contract or to satisfy other budgeted expenses contemplated in the Business Plan as and when they fall due and payable, then during the period (the "INTERIM FUNDING PERIOD") commencing on such date and ending on the Second Closing Date, the provisions of Schedule 4 will apply.

8.4  BORROWING AND GUARANTEES

(a) REQUESTS FOR SHAREHOLDER GUARANTEES: Except as contemplated in Schedule 4, if, as a term of entering into any borrowing, a third party requires any Shareholders to enter into any guarantee in respect of the Company's obligations or liabilities, then the Company shall consult with the A Shareholders with a view to agreeing whether it is appropriate for such borrowing to be made or other agreement or arrangement to be entered into.

(b) PROVISION OF SHAREHOLDER GUARANTEES: Except as contemplated in Schedule 4, if all the Relevant A Shareholders consent to such borrowing, then any guarantee which any of them may agree to give shall be given on a several basis in the same proportion as its respective holdings of A Shares, or such greater proportion as it may agree at its discretion. Any A Shareholder which provides such a guarantee may receive reasonable consideration for so doing whether by charging a fee, receiving warrants to subscribe for Shares or otherwise.

8.5  B SHAREHOLDERS

     For the avoidance of doubt, none of the provisions set out in clauses 8.2,
     8.3 or 8.4 nor any other provision of any of the Definitive Agreements shall impose on the B Shareholders any obligation to advance loans, given guarantees or otherwise provide capital for the benefit of the Company except to the extent expressly provided in this agreement or otherwise expressly accepted in writing by the B Shareholders.

                                     PART 4

                    OWNERSHIP STRUCTURE AND EXIT ARRANGEMENTS

9.   ISSUES OF SHARES AND EQUITY SECURITIES

9.1  RESTRICTIONS ON NEW ISSUES

     The parties shall procure that during the continuance of this agreement there shall be no issue of any Shares or equity securities in the Company, nor any grant of any option or other right to subscribe Shares or any security or other right or obligations of any kind convertible or exchangeable into share capital of the Company, other than pursuant to the provisions of the Articles of Association, pursuant to the provisions of this agreement, or with the consent of all the Relevant A Shareholders given pursuant to clause 6.1.

9.2  EXISTING SHAREHOLDERS' RIGHTS OF FIRST REFUSAL

     Except as contemplated in Schedule 4, the parties shall procure that any new Shares of any class or other equity or debt securities for the time being unissued and which may be created or issued in future shall be offered, before they are issued, to the existing holders of Shares of that class in accordance with the provisions set out in the Articles of Association.

     In addition, no A Shares may be allotted or issued during the period from the Final Closing Date until the Second Closing Date unless, simultaneously with such allotment or offer, the existing holders of the B Shares are each offered on equal terms, pro rata, as nearly as practicable, to the nominal amount of their existing holdings of B Shares, such number of B shares as will result in the aggregate number of B Shares for the time being in issue (immediately following the allotment of such A Shares) representing the same percentage as the aggregate of all the A Shares and B Shares then in issue as they represented on the Final Closing Date. In the case of any Additional Capital Proposal made after the Second Closing Date, Alcatel and Loral shall, during the period of 30 days from the date of such Additional Capital Proposal, consult with JSH in good faith with a view to establishing whether some basis can be agreed for JSH to subscribe at market value for additional B Shares in such number as would result in JSH and the other Schulte-Hillen Parties and their Relatives together continuing to hold 5% of the issued ordinary share capital of the Company, but without any liability whatever on any party in the event of any failure to so agree.

9.3  UNDERTAKINGS BY NEW SHAREHOLDERS

     No new member shall be registered as the holder of any Shares unless it:

      (i) shall first have entered into a Deed of Adherence in which such allottee shall undertake to the Shareholders and the Company to be bound by the provisions of this agreement as if it were a party to this agreement as a Shareholder (but without prejudice to the continuation inter se of the rights and obligations of the Shareholders); and

     (ii) produces to the Company satisfactory evidence that all necessary Regulatory Consents have been obtained.

10.  VOLUNTARY DISPOSALS OF SHARES

10.1 RESTRICTIONS ON DEALINGS IN SHARES

     No disposal of any Share or any legal or beneficial interest in a Share shall be permitted except a transfer of the entire legal and beneficial interest in the Share made in accordance with the provisions of the Articles of Association and the terms of this agreement.

10.2 COMPLIANCE BY GROUP TRANSFEREES

     Each Shareholder shall procure that all Group Transferees or Relatives holding Shares in respect of which it is the Original Holder shall execute a Deed of Adherence.

11.  MANDATORY TRANSFERS OF SHARES

11.1 INSOLVENCY, DISSOLUTION ETC.

     If:

      (i) Insolvency: any Shareholder is unable or admits in writing its inability to pay its debts as they fall due or commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors or proceedings are commenced in relation to any Shareholder under any law, regulation or procedure relating to reconstruction or readjustment of debts;

     (ii) Dissolution: an order is made or a resolution passed for the administration, receivership, winding up, liquidation or dissolution of any Shareholder (other than for the purpose of a solvent amalgamation or reconstruction) or any other analogous event under the laws applicable to the relevant Shareholders, then the relevant Shareholder shall, and shall procure that all its Affiliates shall, forthwith serve a Transfer Notice or Transfer Notices in respect of all the Shares owned by that Shareholder and its Affiliates, in accordance with the provisions of the Articles of Association. If the relevant Shareholder or any of its Affiliates shall default in the service of such Transfer Notice or Notices, it and the relevant Affiliates shall be deemed to have given Transfer Notices to the Company in respect of all the Shares held by them, and the provisions of the Articles of Association shall apply, save that:

     (a)  any deemed Transfer Notice shall be deemed to:-

          (1) provide that the price of such Shares shall be their Fair Value determined by the procedure set out in clause 11.3(a); and

          (2) provide for the transfer of all the Shares owned by the relevant Shareholder;

          (b) the fourteen days in which the Company is required to send a notice to existing holders of Shares under Article 36 of the Articles of Association shall commence on the date on which the Company receives the certification of the Fair Value of such Shares in the manner described in clause 11.3(a).

11.2 LORAL PUT OPTION

     Loral (and its Affiliates) shall be entitled, in the circumstances described in clause 6.2(c), to serve notice in writing (an "OPTION NOTICE") on Alcatel requiring Alcatel to purchase or procure the purchase by a third party of all of the Shares then held by Loral and its Affiliates at their Fair Value, established using the procedure described in clause 11.3(a), and setting out the time (not being less than two nor more than seven days after the date of determination of the Fair Value but in no event later than 30 days after the date of the Option Notice) and place for completion of the sale and purchase of such Shares.

11.3 PROCEDURE FOR SALE FOLLOWING DEADLOCK

(a) DETERMINATION OF FAIR VALUE: The Company shall, promptly upon this clause becoming applicable, procure the appointment of an Expert to make a determination of the Fair Value of the A Shares, acting as an expert and not as arbitrator. Such Expert shall be such independent investment bank or international firm of accountants of good repute as may be appointed jointly by Alcatel and Loral or if a joint appointment is not agreed within 10 days from the written notice of nomination of an expert by one party to the other, by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either Alcatel or Loral. The Expert shall conduct its valuation in accordance with generally accepted accounting principles and on the following assumptions and bases:-

      (i) the A Shares are being sold on an arm's length basis between a willing vendor and a willing purchaser;

     (ii) the purchaser is acquiring the A Shares in order to continue the business of the Company in co-operation with the remaining shareholders of the Company in accordance with the terms of this agreement (without giving effect to minority discounts);

    (iii) if the Company is then carrying on business as a going concern, that it will continue to do so;

     (iv) taking full account of the rights and restrictions attaching to the A Shares and other Shares; and

      (v) on such other terms as it shall consider appropriate and making such assumptions as it considers necessary.

     The Expert shall notify the Company of its determination which shall, in the absence of manifest or proven error, be final and binding on the A Shareholders. The costs of the valuation (including, but without limitation, the fees and expenses of the Expert) are to be borne by the A Shareholders in their respective Relevant Proportions.

(b) ELECTIONS TO BUY OR SELL AT FAIR VALUE: Following receipt of a Deadlock Notice and the Expert's determination, the Company will notify each of the A Shareholders of the Fair Value of the A Shares. Each of Alcatel and Loral shall within 10 (ten) days of such notice, serve notice in writing (each an "ELECTION NOTICE") on the other electing either (i) to buy all the A Shares held by the other and its Affiliates or (ii) to sell all the A Shares held by it and its Affiliates. Each Election Notice delivered by that party under this paragraph shall constitute an irrevocable offer (until superseded by any later Election Notice delivered by that party under this clause) to sell or, as the case may be, buy all the A Shares held by the other party and its Affiliates at the Fair Value of those A Shares.

(c) IF ONE PARTY WISHES TO BUY AND THE OTHER TO SELL: If one of Alcatel and Loral offers in its Election Notice to buy all the A Shares held by the other of them (and Affiliates), and the other one of them elects in its Election Notice to sell all the A Shares held by it (and Affiliates), those parties shall be bound to buy and sell the relevant A Shares at Fair Value in accordance with their elections.

(d) IF BOTH PARTIES WISH TO BUY: If each of Alcatel and Loral elects, in its Election Notice, to purchase all the A Shares held by the other (and that other's Affiliates), the Company shall invite Alcatel and Loral to serve a second Election Notice within 7 days setting out an offer for all, but not some, of the A Shares of the other (and its Affiliates) at a price which shall not be less than the Fair Value. If both Alcatel and Loral deliver a second Election Notice to purchase, the Company shall invite Alcatel and Loral to serve a third Election Notice within 7 days setting out an offer for all, but not some, of the A Shares of the other (and its Affiliates), which shall not be less than the highest value attributed to the A Shares by any of the second Election Notices, and such process shall be repeated until one only of Alcatel and Loral elects to purchase all the A Shares held by the other (and its Affiliates), at which point the other party (and its Affiliates) shall be obliged to sell all of its (and their) A Shares to the party who submitted the final Election Notice to purchase . Each Election Notice delivered by any party under this paragraph shall constitute an irrevocable offer (until superseded by any later Election Notice by that party) to sell or, as the case may be, buy all the A Shares held by the other party and members of its Group at the value stated in such Election Notice.

(e) IF BOTH PARTIES WISH TO SELL: In the event that all the A Shareholders elect at any time to sell the A Shares held by them (and members of their respective Groups), the Company shall offer all, but not some, of the A Shares as agent for the A Shareholders to third parties which may, for the avoidance of doubt, include any holder of B Shares. The Company shall use its reasonable endeavours to procure the sale of all, but not some, of the A Shares to such a third party and accordingly, shall (at the expense of the A Shareholders) accept the highest offer made by any such third party for all, but not some of, the A Shares.

(f) COMPLETION: Subject to the provisions of clause 11.3(g), completion of each sale and purchase under clause 11.3(c) and (d) shall be made on the date specified by the purchaser which shall be not less than two and not more than seven days from the date its offer is accepted, or deemed to be accepted, under clause 11.3 (c) and (d).

(g) REGULATORY REQUIREMENTS: An A Shareholder may make an offer under this clause 11.3 conditional upon receiving Regulatory Consent within 60 days of acceptance of such offer. If it does so, then the parties will use their reasonable endeavours to obtain that Regulatory Consent. In the event that such regulatory Consent is refused or not obtained within such 60 days period such offer shall lapse, without any liability or obligation on the part of the offering party.

     In this paragraph the term "REGULATORY CONSENT" means the obtaining of all relevant statutory or governmental, regulatory or other licences, consents, authorisations and approvals required for, or in connection with, such transfer (including, without limitation, for the purchaser of the Shares to hold such Shares and the Company to continue carrying on its business following such transfer in the same manner in which it was carried on prior to such transfer).

(h) ASSIGNMENT: Following the service of a Deadlock Notice, each of the A Shareholders shall have the right to assign (in whole or in part) to any person all its rights to elect to purchase and to purchase A Shares in accordance with the provisions of this clause 11.3 and following any such assignment, references in this clause 11.3 to any A Shareholder, shall, in connection with any election to purchase, be to such assignee.

11.4 JSH CALL OPTION

     JSH shall be entitled, in the circumstances contemplated in clause 11.3(a) where:

      (i) Alcatel (and its Affiliates) has given or has been deemed to have given Transfer Notices in respect of all the Shares held by it and its Affiliates; and

     (ii) Loral (and its Affiliates) has given or has been deemed to have given Transfer Notices in respect of all the Shares held by it and its Affiliates,

     to serve a notice in writing on Alcatel and Loral requiring all of the Shares held by Alcatel (and its Affiliates) and Loral (and its Affiliates) to be sold to JSH (or his Relatives) at a price which shall be whichever is the higher of the Fair Value established using the procedure described in clause 11.3(a) and such higher value as may have been specified in any such Transfer Notice, by a date not more than seven days after the date of determination of the Fair Value. Time shall be of the essence of such sale and in the event of any failure by JSH (or his Relatives) to purchase all of the relevant Shares at their Fair Value on the due date, each of Alcatel and Loral shall have no further obligation under this clause and shall, subject to the provisions of the Articles of Association, be at liberty to sell its Shares to any third party on such terms as it may at its discretion see fit.

12.  TAG-ALONG RIGHTS

(a) TAG-ALONG NOTICE: If an A Shareholder ("DIVESTING SHAREHOLDER") proposes to sell any or all of its Shares to a third party, and pursuant to the Articles of Association becomes entitled to transfer any Shares to a third party, the Divesting Shareholder shall immediately give written notice to the other Shareholders (the "TAG ALONG NOTICE") specifying the name and address of the third party and the price and other material terms and conditions of the transaction.

(b) TAG-ALONG DEMAND: Each of the other Shareholders may, not later than 20 days after receipt of the Tag-Along Notice, deliver to the Divesting Shareholder a notice in writing invoking the provisions of this clause 12 (a "TAG-ALONG DEMAND"). The delivery by any Shareholder (a "TAG-ALONG SHAREHOLDER") of a Tag-Along Demand shall be irrevocable and shall bind the Divesting Shareholder:

      (i) to sell or procure the sale, in accordance with the provisions of this clause, of such number of Shares (the "TAG-ALONG Shares") owned by the relevant Tag-Along Shareholder and its Affiliates or Relatives as is equal to the number of Shares which the Divesting Shareholder is proposing to sell, multiplied by a fraction, the numerator of which shall be the number of Shares owned by the relevant Tag-Along Shareholder and its Affiliates or Relatives and the denominator of which shall be the number of Shares owned by the Divesting Shareholder (and its Affiliates) and each other Tag-Along Shareholder that delivers a Tag-Along Demand with respect to such sale (and their respective Affiliates or Relatives); or

     (ii) at the option of the Divesting Shareholder (notified to the relevant Tag-Along Shareholders not later than three days before commencing any sale) to acquire, or cause the third party to deliver to the relevant Tag-Along Shareholders an irrevocable, valid, binding and bona fide offer in writing (the "TAG-ALONG OFFER") to acquire, the Tag-Along Shares from the relevant Tag-Along Shareholders and their respective Affiliates or Relatives. The Tag-Along Offer shall remain open for acceptance for a period of not less than fourteen days from the date at which it is delivered to the Tag-Along Shareholders. If it is not accepted in writing during that period the Tag-Along Offer may lapse.

(c) TERMS AND CONDITIONS OF SALE: The purchase by the Divesting Shareholder or, as the case may be, the Tag-Along Offer shall, subject to the provisions of this clause:

      (i) in the case of any A Shares held by any Tag-Along Shareholders, be made only on such terms and conditions as are identical to those upon which the Divesting Shareholder or any of its Affiliates proposes to sell A Shares to the third party and the price for A Shares which shall be paid by the Divesting Shareholder or specified in the Tag-Along Offer (as the case may be), shall be the same as, or the cash equivalent of, the consideration at which the Divesting Shareholder or any of its Affiliates proposes to sell to the third party; and

     (ii) in the case of any B Shares, be at such price as may be specified by the Divesting Shareholder or in the Tag-Along Offer as being the price which the Divesting Shareholder at its discretion, acting in good faith, considers to be the fair market value of such B Shares having regard to the rights and restrictions attaching to such Shares.

     Subject thereto, each Tag-Along Shareholder shall, if requested by the Divesting Shareholder, join as an additional seller in the sale and purchase agreement entered into between the Divesting Shareholder and the third party purchaser, and so that such Tag-Along Shareholder shall,

      (i) in respect of any A Shares which it is selling, have substantially the same rights and several obligations as those of the Divesting Shareholder in respect of the A Shares being sold by the Tag-Along Shareholder

     (ii) in respect of any B Shares which it is selling, have such rights as shall be specified by the Divesting Shareholder acting in good faith and obligations which are not more onerous than those applicable to any Tag-Along Shareholder which is selling A Shares.

(d) EXCEPTIONS: The provisions of this clause 12 shall not apply if any steps have been taken to commence Insolvency Proceedings in respect of the Company, or in the case of any consolidation or merger of the Company with or into any other person or entity.

                                     PART 5

                           PROTECTION OF JOINT VENTURE

13.  CONFIDENTIALITY

13.1 CONFIDENTIAL INFORMATION

     Each party shall treat as confidential all information ("CONFIDENTIAL INFORMATION") obtained as a result of negotiating and entering into this agreement and the other Definitive Agreements or, in the case of a Shareholder, through its interest in the Company or any of its business or assets and which relates to: (i) the provisions of this agreement; (ii) the negotiations relating to this agreement; (iii) the Company or its business or assets; or (iv) any Shareholder.

13.2 USE OF CONFIDENTIAL INFORMATION

     Each party shall:-

      (i) not disclose any Confidential Information to any person other than a Director appointed by it or any person employed by it whose duties include the management or monitoring of the business of the Company or its investment in the Company and who needs to know such information in order to discharge his duties;

     (ii) not use any Confidential Information other than for the purpose of managing or monitoring its investment in the Company or the business of the Company;

    (iii) use its best efforts to cause any person to whom Confidential Information is disclosed by it to comply with the restrictions set out in this clause 13 as if such person were a party to this agreement.

13.3 PERMITTED DISCLOSURE

(a) Notwithstanding the previous provisions of this clause 13, any party may (subject to clause 13.2(iii)) disclose Confidential Information:-

      (i) if and to the extent required by law or for the purpose of any judicial proceedings;

     (ii) if and to the extent required by the Initial Project Documents and the Definitive Agreements;

    (iii) if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, whether or not the requirement for information has the force of law;

     (iv) to its professional advisers, auditors, lenders and bankers (provided that in each case, they have agreed to keep such information in confidence);

      (v) if and to the extent the information has come into the public domain through no fault of that party; or

     (vi) to a proposed third party transferee of any Shares after notice has been given to the other parties of the identity of the proposed transferee and with the prior written approval of the Shareholder to whom the Confidential Information belongs or, if the Confidential

          Information belongs to the Company, the prior written approval of each of the A Shareholders such approval not to be unreasonably withheld or delayed.

(b) Any information to be disclosed pursuant to paragraphs (i), (ii), or (iii) of this clause 13.3 shall be disclosed only after (if and to the extent practicable) prior notification to the party or parties to whom the Confidential Information belongs.

(c) Each Director is irrevocably authorised by the Company to disclose any information or records belonging to or concerning the Company, its subsidiaries and its or their business and assets to any Shareholder who has appointed him.

13.4 DURATION OF OBLIGATIONS

     The restrictions contained in this clause 13 shall continue to apply to each party (including any Shareholder who has ceased to hold Shares) for 5 years after termination of this Agreement.

14.  ANNOUNCEMENTS

14.1 RESTRICTION ON ANNOUNCEMENTS

     No announcement concerning this agreement shall be made by any party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed. This clause 14.1 does not apply in the circumstances described in clause 14.2.

14.2 PERMITTED ANNOUNCEMENTS

     Any party may, after (if and to the extent practicable) prior notification to the other parties, make an announcement concerning this agreement if required by: (i) law; or (ii) any of the Initial Project Documents or the Definitive Agreements; or (iii) any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, whether or not the requirement has the force of law.

14.3 DURATION OF RESTRICTIONS

     The restrictions contained in this clause 14 shall continue to apply to each party (including any Shareholder who has ceased to hold Shares) for 5 years after termination of this agreement.

15.  VOTING UNDERTAKINGS

     Each Shareholder shall exercise its voting rights and other rights as members of the Company in order to procure (insofar as they are able to do so through the exercise of such rights) that the Company complies with the provisions of this agreement. Each Shareholder shall procure that any Director appointed by it from time to time shall (subject to their fiduciary duties to the Company) exercise their voting rights and other powers and authorities in order to procure (insofar as they are able to do so through the exercise of such rights, powers and authorities) that the Company complies with the provisions of this agreement.

                                     PART 6

                               GENERAL PROVISIONS

16.  RESTRICTIVE TRADE PRACTICES ACT 1976

     If this agreement (which for the purposes of this clause 16 includes any other agreement or arrangement of which it forms part) contains any provision which causes or would cause it to be subject to registration under the Restrictive Trade Practices Act 1976, and if it is not a non-notifiable agreement under that Act, that provision will not take effect until the day after particulars of this agreement have been furnished to the Director General of Fair Trading in accordance with section 24 of that Act.

17.  ASSIGNMENT

     This agreement shall be binding on and inure for the benefit of each party's successors in title but (subject to clause 11.3(h)) no party shall assign all or any part of the benefit of, or its rights or benefits under, this agreement without the prior written consent of the other parties (such consent not to be unreasonably withheld), provided that:

      (i) any A Shareholder may (subject to paragraph (ii) below) assign all or any part of the benefit of, or its rights or benefits under this agreement to any member of its Group; and

     (ii) each A Shareholder expressly acknowledges that any such assignment to another member of its Group shall not in any respect release it from any of its obligations under this agreement which shall continue in full force and effect, unless otherwise agreed in writing by all other A Shareholders.

18.  ENTIRE AGREEMENT

(a) WHOLE AND ONLY AGREEMENT: This agreement and the other Definitive Agreements together constitute the whole and only agreement between the parties relating to the Company and its business and assets.

(b) PRE-CONTRACTUAL STATEMENTS SUPERSEDED: Except to the extent repeated in this agreement or any Definitive Agreement, this agreement and the Definitive Agreements supersede and extinguish any Pre-contractual Statement. Each party acknowledges that in entering into this agreement and the Definitive Agreements it is not relying upon any Pre-contractual Statement which is not set out in this agreement or in a Definitive Agreement. For this purpose "PRE-CONTRACTUAL STATEMENT" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the Company and its business and assets made or given by a party to this agreement or any Definitive Agreement or any other person at any time prior to the execution of this agreement or any Definitive Agreement.

(c) EXCLUSION OF OTHER RIGHTS OF ACTION: None of the parties shall have any right of action against any other party to this agreement arising out of or in connection with any Pre-contractual Statement (except in the case of fraud) except to the extent repeated in this agreement or in a Definitive Agreement.

(d) RESTRICTIONS ON COLLATERAL ARRANGEMENTS: No Shareholder shall enter into any agreement, arrangement or understanding with any person (whether legally binding or not) which imposes

     (directly or indirectly) obligations or restrictions with respect to the exercise of any voting rights attached to any Share, other than as set out or referred to in this Agreement.

(e) VARIATION: This agreement may only be varied in writing signed by each of the parties.

(f) CONFLICT WITH ARTICLES OF ASSOCIATION: In the event of any ambiguity or discrepancy between the provisions of this agreement and the Articles of Association, then as between the Shareholders the provisions of this agreement shall prevail. Each of the Shareholders shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Articles of Association.

19.  NOTICES

(a) NOTICES TO BE IN WRITING: A notice or other communication required or permitted under this agreement shall be given in writing and shall be delivered personally or sent by prepaid telegram or by telex or by facsimile transmission, or by post or by reputable international courier.

(b) NOTICES EFFECTIVE ON RECEIPT: Such notice or other communication shall be deemed to have been effectively given:

      (i) if delivered personally or sent by prepaid telegram, at the time of delivery at the correct address;

     (ii) if sent by facsimile, at the time of despatch if the correct facsimile number appears on the relevant transmission report;

    (iii) if sent by reputable international courier, two days following the date of despatch;

     (iv) if sent by post, ten days following the date of posting.

(c) ADDRESSES: Notices and other communications under this agreement shall be delivered to the address of the intended recipient as set out below:

         If to Alcatel

         26 Ave Jean-Francois

         Champollion BP

         1187-31037

         Facsimile no. 33 (0)5 34 35 51 32

         Attention: Mr. Alain Roger

         If to Loral

         c/o Loral Spacecom Corporation

         600 Third Avenue,

         New York, New York 10016

         U.S.A.

         Facsimile no. 212 338 5350

         Attention: Eric J. Zahler



         If to JSH

         c/o SCIENTIFIC CONSULTING Dr Schulte-Hillen
         GmbH

         Mathias-Bruggen Stra(beta)e 87-89

         D-50829 Koln,

         Germany

         Facsimile no. 0049 221 597 0049

         Attention: Beatrix von Wietersheim
         (Private and Confidential)


         If to the Company

         26 Ave Jean-Francois

         Chaupollion BP

         1187-31037

         France

         Facsimile no. 33 (0)5 34 35 51 32

         Attention: Mr Alain Roger



     Any party may change its address and other details on giving notice to the other parties of the change.

(d) SERVICE OF SERVICE DOCUMENTS: The provisions of this clause 19 shall not apply in relation to the service of Service Documents.

20.    EXERCISE OF RIGHTS AND REMEDIES

(a) DELAY: No delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement shall affect, or operate as a waiver of, that right, power or remedy.

(b) PARTIAL EXERCISE: The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

(c) REMEDIES NON-EXCLUSIVE: The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

(d) ENFORCEMENT: Notwithstanding any express remedies provided under this agreement and without prejudice to any other right or remedy which any party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

21.  INVALIDITY AND SEVERABILITY

     If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

      (i) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

     (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

22.  NO PARTNERSHIP

     Nothing in this agreement and no action taken by the parties under this agreement shall constitute a partnership, association, or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

23.  COSTS AND EXPENSES

     Except as otherwise stated in this agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this agreement and the Definitive Agreements.

24.  COUNTERPARTS

     This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

25.  CHOICE OF GOVERNING LAW

     This agreement is to be governed by and construed in accordance with English law.

26.  JURISDICTION

(a) JURISDICTION OF ENGLISH COURTS: Subject to clause 28, the courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this agreement. Any proceeding, suit or action arising out of or in connection with this agreement ("PROCEEDINGS") may therefore be brought in the English courts. This jurisdiction agreement is irrevocable and each Shareholder and the Company agrees that it is for the exclusive benefit of the other Shareholder.

(b) RIGHT TO TAKE PROCEEDINGS: Nothing contained in this clause 26 shall limit either Shareholder's right to take Proceedings against the other Shareholder or the Company in any other court or in the courts of more than one jurisdiction at the same time.

(c) WAIVER OF OBJECTIONS: Each party irrevocably waives any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in any court referred to in this clause 26. Each party also irrevocably agrees that a judgement in Proceedings brought in any jurisdiction referred to in this clause 26 shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

27.  AGENT FOR SERVICE

(a) APPOINTMENT OF AGENT(S): Alcatel irrevocably appoints Alcatel Network Systems Limited of Alcatel Court, 19 George Street, Banbury, Oxon OX16 8BH to be its agent for the service of process in England, Loral irrevocably appoints Willkie, Farr & Gallagher of 35 Wilson Street, London EC2M 2UA to be its agent for service and process in England and JSH appoints Ashurst Morris Crisp (Attn: Graeme Ward) of Broadwalk House, 5 Appold Street, London EC2A 2HA to be his agent for service of process in England. Each of the Shareholders agrees that any writ, summons, order, judgement or other process issued out of the courts of England and Wales in connection with any Proceedings ("SERVICE DOCUMENT") may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

(b) SERVICE OF SERVICE DOCUMENTS: Any Service Document shall be deemed to have been duly served if addressed to the relevant agent for service of process at the applicable address specified in clause 27(a) or such other address within England or Wales as may be notified and:

      (i) left at the specified address; or

     (ii) sent to the specified address by first class post.

     In the case of (i), the Service Document shall be deemed to have been duly served when it is left. In the case of (ii), the Service Document shall be deemed to have been duly served two clear business days after the date of posting.

(c) APPOINTMENT OF REPLACEMENT AGENT: If the agent at any time ceases for any reason to act as such, Alcatel, Loral or JSH (as the case may be) shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. Failing such appointment and notification, the Company shall be entitled by notice to Alcatel, Loral or JSH (as the case may be) to appoint a replacement agent to act on Alcatel, Loral or JSH (as the case may be) behalf. The provisions of this clause 27 applying to service on an agent apply equally to service on a replacement agent.

(d) COPIES OF SERVICE DOCUMENTS: A copy of any Service Document served on an agent shall be sent by post to Alcatel, Loral or JSH (as the case may be). Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

28.  DISPUTE RESOLUTION

28.1 INITIAL DISPUTE RESOLUTION MEETING

     If any disagreement or dispute arises under or in connection with this agreement which the relevant parties are unable to resolve, any of the parties to such disagreement or dispute may (without prejudice to those matters which are specifically required to be referred to an Expert or to clause 6.1 or 6.2) notify the other relevant parties to such dispute pursuant to this clause and request that a meeting of the Executive Committee be held as soon as reasonably practicable to discuss and attempt to resolve the disagreement or dispute.

28.2 MEMORANDUM OF THE MATTER IN DISPUTE

     If any of the parties gives notice of a disagreement or dispute pursuant to clause 28.1 which the parties to such disagreement or dispute are unable to resolve through the Executive Committee within a period of 5 (five) business days of such notice being given, or such further time as the parties to such disagreement or dispute may agree, or if a meeting of the Executive Committee is not held within such period, then (save in the case of those matters which are specifically required to be referred to an Expert under this Agreement and without prejudice to clause 6.1 and 6.2), any party may give written notice to the other pursuant to this clause after which, within 30 (thirty) business days of the date of service of such notice, each party shall prepare and send to the other party a memorandum stating its understanding of the matter in dispute or disagreement, its position in relation to such dispute or disagreement, its reasons for taking such position and any proposals for resolving such dispute or disagreement.

28.3 FURTHER EXECUTIVE COMMITTEE MEETING

     If within 5 (five) business days from the delivery of the memoranda referred to in clause 28.2, the parties shall have failed to resolve the dispute or disagreement, a further meeting of the Executive Committee shall be held as soon as reasonably practicable to discuss the dispute or disagreement and each party shall use its reasonable endeavours to procure that the dispute or disagreement is resolved.

28.4 ARBITRATION

     If any such claim, dispute or difference is not resolved within 60 (sixty) days of the notice under clause 28.1 being given, or such further time as the parties to such claim, dispute or difference may agree, any claim or dispute or difference arising out of or under or in connection with this Agreement (if it arises under clause 3 (Operations), clause 4 (Management Planning and Budgets) or clause 8.4 (Borrowing and Guarantees)) shall be fully resolved by an arbitration by three arbitrators under the Rules on Conciliation and Arbitration of the International Chamber of Commerce, which Rules are deemed incorporated by reference into this clause 28, in each case as such Rules may be amended by agreement between the parties to such claim, dispute or difference or as ordered by their arbitrators.

28.5 ARBITRATORS' DECISION FINAL

     The decision of any arbitrators appointed pursuant to clause 28.4 shall be final, conclusive and binding on the parties hereto without right of appeal and may be enforced in any court of competent jurisdiction.

28.6 LANGUAGE

     Any arbitration hereunder shall be held in London and shall be conducted in the English language.

                                    SCHEDULES

                                   SCHEDULE 1:
                             EXTRAORDINARY DECISIONS

                                     PART I:
  MATTERS TO WHICH, ON DEADLOCK, COMPULSORY SALE AND PURCHASE PROVISIONS APPLY

     Constitution and Existence

(1) any amendment to the memorandum or articles of association of the Company or any change to the rights attaching to any class of shares in the Company;

(2) taking steps to commence Insolvency Proceedings in respect of the Company or the making of any settlement with creditors generally;

(3) the merger and consolidation of the Company with any other person or entity;

     Equity and debt financing

(4) the creation, issue or allotment of any share or loan capital of the Company or the creation of any option or right to subscribe or acquire or convert any security into any share or loan capital of the Company (other than in accordance with the terms of this agreement or pursuant to and in accordance with the terms of any convertible security, the terms of which have been approved in accordance with the terms of this agreement) or the redemption or other repayment prior to its stated maturity of any equity or debt security issued by the Company (it being expressly understood and agreed that the provision of Bridge Finance or other interim funding pursuant to the provisions of Schedule 4 shall not constitute an Extraordinary Decision which is subject to clause 6.1);

(5) the raising of any loan or credit or the variation or termination of any agreement for the raising of any loan or credit by the Company or the entering into any leasing, hire purchase or deferred payment agreement or any other indebtedness in respect of borrowed money, other than in accordance with the terms of this agreement or any overdraft or other banking facility established in the ordinary course of business and contemplated by the Business Plan or Annual Budget currently in force) (it being expressly understood and agreed that the provision of Bridge Finance or other interim funding pursuant to the provisions of Schedule 4 shall not constitute an Extraordinary Decision which is subject to clause 6.1);

(6) the repayment by the Company of any Shareholder Loan (as defined in the Agreement relating to Shareholders Loans) or the payment of interest thereon by the Company;

     Business

(7) any material expansion in the nature and any material change in the scope of the Business, including the introduction of any field of activity;

(8) any amendment, variation or termination of the Loral Global Alliance Policy Statement;

     Assets

(9)  any disposal of all or substantially all of the assets of the Company;

     Transactions with related parties

(10) the entering into or variation of any transaction by the Company with a Shareholder or any Affiliate thereof or any Director or officer of the Company or of any Subsidiary of the Company which is not a wholly owned Subsidiary, in all such cases other than pursuant to the Definitive Agreements (but it being expressly understood and agreed that the matters specified in paragraphs (11) and (12) below shall constitute Extraordinary Decisions subject to clause 6.1);

(11) the exercise of the Company's option to launch the Second Satellite pursuant to the E*S System Contract;

(12) the voluntary termination by the Company of the E*S System Contract;

     Subsidiaries

(13) the formation of any subsidiary and the effecting of any of the matters specified in this Part I by a Subsidiary of the Company.

                                     PART 2:
        MATTERS FOR WHICH, ON DEADLOCK, ALCATEL'S DECISION SHALL PREVAIL

     Capital Expenditure

(14) any capital expenditure or commitment of the Company or any Subsidiary which is not accounted for in the Business Plan in force for the time being (including, without limitation, expenditure relating to construction, launch and operation of additional satellites);

     Distributions

(15) the declaration or payment of any dividend or other distribution or any resolution to retain or allocate profits or the repayment of capital or assets to members;

     Transactions

(16) the entering into, variation or termination of any agreement or arrangement outside the ordinary course of the Business (including, without limitation, the initiation or settlement of litigation or arbitration proceedings where the disputed amounts exceed US$500,000) which does not otherwise involve an Extraordinary Decision;

     Assets

(17) any subscription for, acquisition or disposal of any securities in or the assets of any person by the Company or making, varying or terminating any arrangements for any joint venture, partnership or consortium;

(18) making any investment, or the liquidation of any investment made by the Company, in any other person or business;

     Subsidiaries

(19) the effecting of any of the matters specified in this Part 2 by a Subsidiary of the Company.

                                     PART 3:
                        BUSINESS PLAN AND ANNUAL BUDGETS

(20) the adoption of any Business Plan (other than the Initial Business Plan) or approval of any amendment to any Business Plan, or the approval or ratification of any departure from the current Business Plan;

(21) the adoption of any Annual Budget or any amendment thereto or the approval or ratification of any departure from the current Annual Budget.

                                   SIGNATURES

Signed by ALAIN ROGER
for and on behalf of
ALCATEL SPACECOM SOCIETE                      ALAIN ROGER
PAR ACTIONS SIMPLIFIEE                        (Signature of named signatory)

Signed by AVI KATZ
for and on behalf of
LORAL SPACE & COMMUNICATIONS LTD              AVI KATZ
                                              (Signature of named signatory)

Signed by
DR. JURGEN SCHULTE-HILLEN                     DR. JURGEN SCHULTE-HILLEN
                                              (Signature of named signatory)

Signed by ALAIN ROGER
for and on behalf of
EUROPE*STAR LIMITED                           ALAIN ROGER
                                              (Signature of named signatory)